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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Stockholders of Security Dynamics Technologies, Inc. and Subsidiaries:

We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793, 333-52255 and
333-71075 of Security Dynamics Technologies, Inc. (the "Company") on Forms S-8 and Registration Statement No. 333-49949 of the Company of Form S-3 of our reports dated January 27, 1999 (which report on consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs referring to the restatement of the consolidated financial statements for pooling of interests in 1998 and a change in the Company's method of accounting for option grants requiring stockholder approval in 1996), appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 29, 1999